Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Perpetual Americas Funds Trust of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended September 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 28, 2025

Appendix A

Fund Name	Report Date
JOHCM Emerging Markets Discovery Fund	November 26, 2024
JOHCM Emerging Markets Opportunities Fund	November 26, 2024
JOHCM Global Select Fund	November 26, 2024
JOHCM International Opportunities Fund	November 26, 2024
JOHCM International Select Fund	November 26, 2024
Trillium ESG Global Equity Fund	November 26, 2024
Trillium ESG Small/Mid Cap Fund	November 26, 2024
TSW Core Plus Bond Fund	November 26, 2024
TSW Emerging Markets Fund	November 26, 2024
TSW High Yield Bond Fund	November 26, 2024
TSW Large Cap Value Fund	November 26, 2024
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	November 27, 2024
Barrow Hanley Credit Opportunities Fund	November 27, 2024
Barrow Hanley Emerging Markets Value Fund	November 27, 2024
Barrow Hanley Floating Rate Fund	November 27, 2024
Barrow Hanley International Value Fund	November 27, 2024
Barrow Hanley Total Return Bond Fund	November 27, 2024
Barrow Hanley US Value Opportunities Fund	November 27, 2024

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